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                                                                  Exhibit 10(iv)

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of February 28, 2001, by and between FanZ Enterprises, Inc. a Delaware Corporation (the "Company") and Michael J. Wurtsbaugh (the "Employee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company owns and operates racing and merchandising operating entities that will compete in National Association of Stock Car Racing ("NASCAR") sanctioned events;

         WHEREAS, this agreement is contingent upon the breaking of escrow for a successful public offering of the Company in an amount of at least $10 million;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. EMPLOYMENT. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company as its Chief Financial Officer ("CFO") and in such other capacities as the parties may mutually agree.

         2. TERM OF EMPLOYMENT. The initial term of this Agreement (the "Initial Term") shall commence on the day after escrow is broken on the Company's Initial Public Offering in an amount of at least $10 million (the "Commencement Date") and shall continue in effect through the third anniversary of the Commencement Date (the "Termination Date"); PROVIDED, HOWEVER, that commencing on the Termination Date and each anniversary thereafter, the term of this Agreement shall automatically be extended for one (1) additional year (each an "Additional Term" and collectively with the Initial Term, the "Term of this Agreement") unless, (a) this Agreement is earlier terminated pursuant to Section 7, or (b) not later than forty-five (45) days prior to the Termination Date or the end of any Additional Term, as applicable, the Company or the Employee shall have given written notice to the other that such party does not wish to extend the term of this Agreement.

         3. DUTIES; EXTENT OF SERVICES.

         (a) DUTIES. During the Term of this Agreement, the Employee shall serve as the CFO of the Company and shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by a person in such position in the business in which the Company is engaged. The Employee shall report to and carry out the lawful directions of the Board of Directors of the Company (the "Board") that are consistent with his title and position. Subject to the vote of shareholders, the Employee shall serve on the Board and the Board of Directors of all subsidiaries of the Company as directed by the Company. The Employee shall report directly to the President of the Company.

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         (b) EXTENT OF SERVICES. Except during illness and permitted vacation periods, during the Term of this Agreement, the Employee shall: (i) devote his full-time and attention to the business of the Company and its subsidiaries and affiliates; (ii) use his best efforts to promote the interests of the Company; and (iii) execute such duties not inconsistent with his position as may be assigned to him by the Board from time to time.

         4. COMPENSATION.

In consideration of the services rendered by the Employee hereunder and provided that the Employee has substantially performed all of his obligations provided for herein, the Company will pay to the Employee a base salary (the "Base Salary") at the rate of $175,000 per year, accruing on a daily basis based on actual days employed. The Base Salary may not be reduced without the prior consent of the Employee. Increases in the Employee's compensation above the Base Salary will be in accordance with the Company's policies as determined from time to time by the Board. For purposes of this Agreement, the Employee's Base Salary, any bonuses payable to the Employee and any other compensation payable by the Company to the Employee is hereafter referred to as "Salary". Employee's Salary will be paid in accordance with the Company's normal payroll practices and procedures for compensation of the type being paid.

         5. BONUS AND INCENTIVE COMPENSATION. In addition to the Base Salary, the Employee shall be entitled to receive an annual or periodic incentive compensation pursuant to the terms and conditions of the Company Bonus and Incentive Compensation Plan. The Bonus and Incentive Compensation Plan will be completed within ninety (90) days after the conclusion of the fund raising.

         6. OTHER EMPLOYEE BENEFITS.

         (a) During the Term of this Agreement, the Employee shall be entitled to: (i) participate in all employee insurance and other fringe benefit programs, including, without limitation, life, health, dental and accident insurance plans and long term disability now or hereafter maintained by the Company for executive or other salaried personnel for which the Employee is eligible; and
(ii) participate in a 401(k) plan with terms similar to those applicable to executives of the Company.

(b) The Company, in accordance with Company procedures, shall pay all reasonable and necessary documented travel and other business expenses incident to the rendering of services by the Employee hereunder pursuant to the practices and policies of the Company. If any such expenses are paid first by the Employee, the Company shall reimburse him upon presentation of expense accounts and appropriate documentation in accordance with customary procedures of the Company.

         (c) The Company shall reimburse the Employee for reasonable moving expenses in accordance with the Company policy, which will be created within sixty (60) days after the Commencement Date.

         7. TERMINATION PROVISIONS.

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         (a) EVENTS OF TERMINATION. The Term of this Agreement, the right of the
Employee to receive his Salary, and any and all other rights of Employee under this Agreement, or otherwise as an employee of the Company, will terminate (except as otherwise provided in this Section 7):

         (i) upon the death of the Employee (as provided in Section 7(d) below);

         (ii) upon the Disability of the Employee (as provided in Section 7(c) below);

         (iii) for "Cause" (as provided in Section 7(b) below);

         (iv) at the end of the Initial Term, or any Additional Term (as provided in Section 2(b) above);

         (v) by action of the Company without "Cause" (as provided in Section 7(e) below); or

         (vi) by action of the Employee (as provided in Section 7(f) below).

         (b) TERMINATION FOR CAUSE. The Board (upon a Majority vote, excluding the Employee's vote) may terminate the Employee's employment for "Cause", as hereinafter defined, at any time during the Term of this Agreement, effective immediately upon written notice by the Company to the Employee. If the Employee's employment is terminated for Cause, the Employee shall be entitled to receive only the unpaid portion of Employee's Salary (but excluding any bonuses) then in effect that has accrued to the date of termination. For purposes of this Agreement, "Cause" shall mean: (i) dishonesty of the Employee that is materially detrimental to the best interests of either the Company or any of its subsidiaries or affiliated companies; (ii) Employee's gross negligence or willful and continued failure to substantially perform duties pursuant to or arising under or related to this Agreement after receiving written notice from the Board outlining such deficiencies; (iii) the Employee's commission of fraud, misrepresentation, theft or embezzlement relating to the Company's assets, (iv) the Employee's intentional violation of any local, State, and/or Federal law and/or regulation that materially impacts the Company; (v) willful violation of Company policy resulting in material harm to the Company or any of its subsidiaries or affiliates; or (vi) Employee's conviction of a felony or any other crime involving moral turpitude or dishonesty. For the purposes of this Agreement, no act or failure to act will be "willful" unless it is done, or omitted to be done, in bad faith without reasonable belief that the action or omission was in the best interest of the Company.

         (c) TERMINATION BY REASON OF DISABILITY. If at any time during the Term of this Agreement, the Board reasonably determines that the Employee has been or will be unable to perform his duties under this Agreement, as a result of Disability (as defined herein), the Company may terminate the Employee's employment upon thirty (30) days written notice to the Employee. If the Employee's employment is terminated by reason of Disability, the Employee shall be entitled to receive only the unpaid portion of any Salary accrued through the date of such termination (including any unpaid bonus accrued through the date of termination). For purposes

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of this Agreement, the Employee will be deemed to have a "Disability" if, for physical or mental reasons, the Employee is unable to perform his duties under this Agreement for a period of 120 consecutive days, or 180 days during any twelve (12) month period, as determined in accordance with this Section 7(c). A medical doctor selected by written agreement of the Company and the Employee, upon the request of either party, will determine the "Disability" of the Employee. If the Company and the Employee cannot agree on a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Employee had a Disability. The determination of the medical doctor selected under this Section 7(c) shall be binding on both the Company and the Employee. The Employee must submit to a reasonable number of examinations by, and cooperate with, the medical doctor making the determination of Disability under this Section, and the Employee hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records.

         (d) TERMINATION BY REASON OF DEATH. The Employee's employment hereunder shall automatically terminate on the date of his death. If the Employee's employment is so terminated by his death, the Employee's estate shall be entitled to receive only the unpaid portion of the Salary through the date of the Employee's death (including any accrued and unpaid bonuses as of the date of the Employee's death).

         (e) TERMINATION WITHOUT CAUSE. The Board may terminate the Employee's employment hereunder at any time for any reason without Cause in which case the Employee shall be entitled to receive the then unpaid Salary that has accrued through the effective date of the termination and severance equal to double the annual Salary in effect at the time of such Termination, over a severance period equal to one (1) year. All severance is to be paid in accordance with the Company's normal payroll practice. If the Employee is terminated without cause, the Employee will be eligible to continue his existing benefits, for the same cost and expense to the Employee as in effect immediately prior to such Termination, for the one (1) year severance period.

         (f) RESIGNATION. The Employee may at any time resign from his employment.

             (i) Without reason, the Employee may resign from his employment upon thirty (30) days written notice to the Company. In the event of such resignation, the Employee shall be entitled to receive the unpaid portion of Salary (excluding Bonuses) that has accrued through the date of his resignation. If the Employee resigns, the Employee will be eligible to continue his health benefits for the Term of this Agreement.

             (ii) With Good Reason, the Employee may resign from his employment. In such instance the resignation shall be treated as a Termination Without Cause and the Employee shall be entitled to receive the same severance, benefits and conditions as outlined in Section 7(e) above. "Good Reason" shall mean that, without the Employee's consent, the Company has:

                  A. caused a material reduction in the Employee's title, status, authority or responsibility with the Company;

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                  B.       decreased the Employee's Base Salary; or

                  C.       permitted a Change of Control in the Company.

                  A "Change of Control" shall mean (i) the consummation of a merger, consolidation or other corporate reorganization of the Company with or into another entity in which more than 50% of the combined voting power is transferred to an unaffiliated entity or the securities of the surviving entity outstanding immediately after such merger, consolidation or other reorganization are owned by a person or persons who were not stockholders of the Company immediately prior to such merger, consolidation or reorganization; or (ii) the sale, transfer or other disposition of all, or substantially all, of the Company's assets. The transaction shall not constitute a Change of Control if its sole purpose is to change the state of incorporation, create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction or for the estate planning purposes of the current owners of the majority of the Company's stock.

         (g) BENEFITS. Unless otherwise noted to the contrary herein, the Employee's accrual of, or participation in plans providing for, any benefits (including vacation, holiday, sick leave, etc.) (collectively "Benefits") will cease at the effective date of the termination of this Agreement, and the Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such Plans.

         8. COVENANTS OF THE EMPLOYEE.

         (a) NON-COMPETITION. From the Commencement Date and until the first anniversary of the date of the termination of the Employee's employment hereunder, the Employee shall not, directly or indirectly, have a financial interest in or render services to or on behalf of (whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise) any entity that competes with the Company, or personally engage in any activity, which competes with the Company, or any of its subsidiaries or affiliates, in the motorsports industry.

         (b) NON-SOLICITATION OF CLIENTS, SUPPLIERS, DISTRIBUTORS AND EMPLOYEES OF THE COMPANY. From the Commencement Date until the second anniversary of the date of the termination of this Agreement, the Employee shall not solicit, and shall not assist any business or entity in soliciting, (1) any person or entity who was a client, supplier, sponsor or distributor of the Company, or any of its subsidiaries or affiliates, at any time prior to the date of such termination or
(2) for employment or employ any person (as an employee, consultant or otherwise) who is on the date of termination, or who was at any time during the six (6) months prior to the date of termination, employed in a professional or managerial position by the Company or any of its subsidiaries or affiliates.

         (c) CONFIDENTIALITY. The Employee agrees and acknowledges that the Confidential Information (as defined below) of the Company and its subsidiaries and affiliates is

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valuable, special and unique to their respective businesses; that such businesses depend on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the exclusive use and benefit of the Company and its subsidiaries and affiliates. Based on the foregoing, the Employee agrees to undertake the following obligations with respect to such Confidential Information:

         (i) the Employee agrees to keep any and all Confidential Information in trust for the exclusive use and benefit of the Company and its subsidiaries and affiliates;

         (ii) the Employee agrees that, except as required by applicable law or as authorized in writing by the Board, he will not at any time during or after the termination of his employment hereunder, disclose to any third party, directly or indirectly, any Confidential Information of the Company or any of its subsidiaries or affiliates;

         (iii) the Employee agrees to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the exclusive use and benefit of the Company and its subsidiaries and affiliates; and

         (iv) the Employee agrees that, upon termination of his employment hereunder, or at any other time, the Company may in writing so request that he promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control.

         The Employee further agrees that, if requested by the Company, to return any Confidential Information pursuant to subparagraph (iv) above, he will not make or retain any copy or extract from such materials.

         (d) For purposes of this SECTION 8, "Confidential Information" means any and all information developed by or for the Company and any of its subsidiaries or affiliates of which the Employee gains or has acquired knowledge by reason of his employment with the Company that is (i) not generally known in any industry in which the Company or any of its subsidiaries or affiliates is or may become engaged or (ii) not otherwise publicly available (other than by a breach by another person of its confidentiality obligations to the Company). Subject to the foregoing, Confidential Information includes, but is not limited to, any and all information developed by or for the Company or any of its subsidiaries or affiliates concerning plans, marketing and sales methods, customer lists, materials, processes, business forms, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, any trade secrets and proprietary information of any type owned by the Company or any of its subsidiaries or affiliates, together with all written, graphic and other materials relating to all or any part of the same.

         9. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. Neither this Agreement nor any right or interest hereunder may be assigned by the Employee, his beneficiaries, or legal representatives without the prior written consent of the Board.

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         10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or delivered by overnight courier addressed as follows:

                  (i)      If to the Company:

                           By Mail
                           FanZ Enterprises, Inc.
                           3020-I Prosperity Church Road
                           Suite 293
                           Charlotte, North Carolina 28269-7197
                           Attention: Frederick L. McDonald II

                           Or by fax

                           978/383-8296

                           Or by Electronic mail

                           fmcii@yahoo.com

                  (ii)     If to the Employee:

                           Michael J. Wurtsbaugh
                           121 Parkland Avenue
                           St. Louis, MO  63122


                           Or by fax

                           561/658-3212-

                           Or by Electronic mail

                           Wurts61@yahoo.com

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

         11. GOVERNING LAW; EXPENSES.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

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         (b) EXPENSES. All costs and expenses (including attorneys' fees)
incurred in connection with any claim, dispute or litigation pertaining to this Agreement shall be paid by the party incurring such expenses, unless otherwise determined by a court of law or arbitration.

         12. ENTIRE AGREEMENT. Except as provided in Section 18 of this Agreement, this Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

         13. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

         14. REMEDIES.

         (a) INJUNCTIVE RELIEF. The Employee acknowledges and agrees that the covenants and obligations of the Employee contained in SECTION 7 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates and that a breach of any of the terms of such covenants and obligations may cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, the Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from any such breach.

         (b) REMEDIES CUMULATIVE. The Company's rights and remedies under this
SECTION 14 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

         15. WITHHOLDING TAXES. The Company may deduct any federal, state or local withholding or other taxes from any payments to be made by the Company hereunder in such amounts that the Company may reasonably determine are required to deduct under applicable law.

         16. AMENDMENTS, MISCELLANEOUS, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by all parties to this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and shall be the valid and binding agreement of the parties when such counterparts have been duly executed and delivered by each party hereto.

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         18. INCORPORATION BY REFERENCE. The terms and conditions of that
"Option Agreement" dated February 28, 2001 by and among the parties hereto, are hereby incorporated by reference and made a part of this agreement.





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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                       FanZ Enterprises, Inc.


                                       By: /s/ Frederick L. McDonald II
                                           ----------------------------
                                          Name:  Frederick L. McDonald II
                                          Title:  President



                                       /s/ Mr. Michael J. Wurtsbaugh
                                       -----------------------------
                                          Mr. Michael J. Wurtsbaugh


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